         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                            FORM 11-K


(Mark One)
/X/  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended               September 30, 1998
                          ---------------------------------------------
                                              OR

/ / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                    to
                               ------------------    ------------------

Commission file number                        1-11556
                       ------------------------------------------------


           UNI-MARTS, INC. RETIREMENT SAVINGS & INCENTIVE PLAN
-----------------------------------------------------------------------
                     (Full title of the plan)


                             UNI-MARTS, INC.
-----------------------------------------------------------------------
   (Name of issuer of the securities held pursuant to the plan)


477 East Beaver Avenue, State College, PA                    16801-5690
-----------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)






















                 This Document Contains 22 Pages.
                    Exhibit Index on Page 21.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

TABLE OF CONTENTS
------------------------------------------------------------------------
                                                              Page

INDEPENDENT AUDITORS' REPORT                                    3-4

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998 AND 1997 AND FOR EACH
  OF THE THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1998:

 Statements of Net Assets Available for Benefits                5-6

 Statements of Changes in Net Assets Available for Benefits     7-11

 Notes to Financial Statements                                 12-17

SUPPLEMENTAL SCHEDULES AS OF SEPTEMBER 30, 1998
 AND FOR THE YEAR THEN ENDED:

 Item 27a - Schedule of Assets Held for Investment Purposes     18

 Item 27d - Schedule of Reportable Transactions                 19


Supplemental schedules not included herein are omitted because of the absence of conditions under which they are required.

Deloitte & Touche           Deloitte & Touche LLP    Telephone: (215) 246-2300
                            Twenty-Fourth Floor      Facsimile: (215) 569-2441
                            1700 Market Street
                            Philadelphia, Pennsylvania 19103-3984






INDEPENDENT AUDITORS' REPORT


To the Trustees and Participants of
 Uni-Marts, Inc. Retirement Savings & Incentive Plan
State College, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan") as of September 30, 1998 and 1997, and the related statements of changes in net assets available for benefits for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1998 and 1997, and the changes in net assets available for benefits for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets


---------------
Deloitte Touche
Tohmatsu
---------------
                                3
available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, except for the omission of certain historical cost information in the supplemental schedules, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/S/ DELOITTE & TOUCHE LLP

December 10, 1998

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1998
-------------------------------------------------------------------------------------------------------------------------
                                                        Supplementary Information by Fund
                                       -------------------------------------------------------------------
                                                          Investments, at fair value
                                                   --------------------------------------
                                                                                                             NET ASSETS
                                                    Pooled      Participant      Total      Contributions    AVAILABLE
             ASSETS                      Cash        Funds         Loans      Investments     Receivable    FOR BENEFITS
                                       ---------   ----------   -----------   -----------   -------------   ------------
Conservative Lifeystyle Option             $456      $60,809                      $60,809            $364        $61,629

More Moderate Lifestyle Option            8,080       96,147                       96,147             591        104,818

Moderate Lifestyle Option                20,715      957,747                      957,747           3,750        982,212

Aggressive Lifestyle Option              12,023      845,100                      845,100           2,750        859,873

Very Aggressive Lifestyle Option            140      114,416                      114,416             881        115,437

Spartan Money Market (Loan Account)                   50,650        $73,294       123,944                        123,944

Fidelity Cash Reserves Fund                  54      182,757                      182,757             445        183,256

Bernstein Intermediate Duration Fund      1,429       46,606                       46,606             264         48,299

Vanguard Asset Allocation Fund               75      292,081                      292,081             604        292,760

Fidelity Growth & Income Fund               607      327,393                      327,393             888        328,888

Janus Worldwide Fund                      1,394      246,269                      246,269             700        248,363

Vanguard U.S. Growth Fund                 1,911      237,165                      237,165             694        239,770

Putnam Vista Fund Class A                 1,166      175,697                      175,697             559        177,422

Baron Asset Fund                            334      217,892                      217,892             822        219,048

Uni-Marts, Inc. Common Stock Fund
           165,864 shares                            518,326                      518,326                        518,326
                                        -------   ----------        -------    ----------         -------     ----------
             TOTAL                      $48,384   $4,369,055        $73,294    $4,442,349         $13,312     $4,504,045
                                        =======   ==========        =======    ==========         =======     ==========
See notes to financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
-------------------------------------------------------------------------------------------------------------------------
                                                        Supplementary Information by Fund
                                       -------------------------------------------------------------------
                                                          Investments, at fair value
                                                   --------------------------------------
                                                                                                             NET ASSETS
                                                    Pooled      Participant      Total      Contributions    AVAILABLE
             ASSETS                      Cash        Funds         Loans      Investments     Receivable    FOR BENEFITS
                                       ---------   ----------   -----------   -----------   -------------   ------------
Money Market Fund                                                                      $0                             $0

Government Income Fund                                                                  0                              0

Capital Growth Fund                                                                     0                              0

High Income Fund                                                                        0                              0

Conservative Lifeystyle Option             $115      $93,913                       93,913            $539         94,567

More Moderate Lifestyle Option              325      237,150                      237,150             629        238,104

Moderate Lifestyle Option                 3,534      987,359                      987,359           4,401        995,294

Aggressive Lifestyle Option               6,917      891,596                      891,596           3,519        902,032

Very Aggressive Lifestyle Option          6,007      135,156                      135,156           1,432        142,595

Spartan Money Market (Loan Account)                   33,624        $82,747       116,371                        116,371

Fidelity Cash Reserves Fund                 756      213,764                      213,764             738        215,258

Bernstein Intermediate Duration Fund                  44,275                       44,275             293         44,568

Vanguard Asset Allocation Fund            1,695      307,627                      307,627             660        309,982

Fidelity Growth & Income Fund             1,170      481,634                      481,634           1,153        483,957

Janus Worldwide Fund                        771      263,454                      263,454             762        264,987

Vanguard U.S. Growth Fund                   747      250,963                      250,963             797        252,507

Putnam Vista Fund Class A                   522      200,098                      200,098             527        201,147

Baron Asset Fund                            882      323,550                      323,550             892        325,324

Uni-Marts, Inc. Common Stock Fund
           130,477 shares                            701,312                      701,312                        701,312
                                        -------   ----------        -------    ----------         -------     ----------
             TOTAL                      $23,441   $5,165,475        $82,747    $5,248,222         $16,342     $5,288,005
                                        =======   ==========        =======    ==========         =======     ==========
See notes to financial statements.

UNI-MARTS, INC.                                                                                                         Page 1 of 2
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1998
----------------------------------------------------------------------------------------------------------------------------------
                                                                            Supplementary Information by Fund
                              ----------------------------------------------------------------------------------------------------
                                NET ASSETS   ------------------------------------------------Additions----------------------------
                              AVAILABLE FOR                                              Net Apprecitaion
                                BENEFITS,                                    Interest     (Depreciation)
                                BEGINNING     Participant     Employer     and Dividend   in Fair Value      Interfund     Total
                                 OF YEAR     Contributions  Contributions     Income      of Plan Assets     Transfers   Additions
                              -------------  -------------  -------------  ------------  -----------------   ---------  ----------
Conservative Lifeystyle Option      $94,567        $11,432                       $5,883          $1,607            $0     $18,922

More Moderate Lifestyle Option      238,104         15,725                       11,682           1,482       (43,597)    (14,708)

Moderate Lifestyle Option           995,294        105,201                       60,739          27,432       (22,865)    170,507

Aggressive Lifestyle Option         902,032         85,648                       48,155         (12,265)          (15)    121,523

Very Aggressive Lifestyle Option    142,595         33,190                        6,519          (1,887)        9,646      47,468

Spartan Money Market (Loan Account) 116,371                                       8,222               0         3,000      11,222

Fidelity Cash Reserves Fund         215,258         14,708                       11,063               0        (5,422)     20,349

Bernstein Intermediate
   Duration Fund                     44,568          6,837                        3,338             420         1,075      11,670

Vanguard Asset Allocation Fund      309,982         16,562                       24,843          22,046       (13,012)     50,439

Fidelity Growth & Income Fund       483,957         30,443                       20,873          40,765         2,562      94,643

Janus Worldwide Fund                264,987         21,679                       17,762         (13,446)      (15,348)     10,647

Vanguard U.S. Growth Fund           252,507         19,977                       10,352          32,934       (13,226)     50,037

Putnam Vista Fund Class A           201,147         15,217                       15,036         (18,296)       (5,068)      6,889

Baron Asset Fund                    325,324         23,357                          279         (40,865)       (2,847)    (20,076)

Uni-Marts, Inc. Common Stock Fund   701,312         17,248       $110,045             0        (288,154)       105,117    (55,744)
                                 ----------       --------       --------      --------        --------        -------   --------
          TOTAL                  $5,288,005       $417,224       $110,045      $244,746       ($248,227)            $0   $523,788
                                 ==========       ========       ========       ========       ========        =======   ========
See notes to financial statements.

UNI-MARTS, INC.                                                                 Page 2 of 2
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------------------------------
                                               Supplementary Information by Fund
                                    ----------------------------------------------------
                                                                                            NET ASSETS
                                    --------------Deductions---------------   (Decrease)   AVAILABLE FOR
                                     Payments to                    Total     Increase in    BENEFITS,
                                    Beneficiaries      Other     Deductions   Net Assets    END OF YEAR
                                    -------------    --------    ----------   -----------  -------------
Conservative Lifeystyle Option           ($51,860)                ($51,860)     ($32,938)        $61,629

More Moderate Lifestyle Option           (118,578)                (118,578)     (133,286)        104,818

Moderate Lifestyle Option                (183,589)                (183,589)      (13,082)        982,212

Aggressive Lifestyle Option              (163,682)                (163,682)      (42,159)        859,873

Very Aggressive Lifestyle Option          (74,626)                 (74,626)      (27,158)        115,437

Spartan Money Market  (Loan Account)       (3,649)                  (3,649)        7,573         123,944

Fidelity Cash Reserves Fund               (52,351)                 (52,351)      (32,002)        183,256

Bernstein Intermediate Duration Fund       (7,939)                  (7,939)        3,731          48,299

Vanguard Asset Allocation Fund            (67,661)                 (67,661)      (17,222)        292,760

Fidelity Growth & Income Fund            (249,712)                (249,712)     (155,069)        328,888

Janus Worldwide Fund                      (27,271)                 (27,271)      (16,624)        248,363

Vanguard U.S. Growth Fund                 (62,774)                 (62,774)      (12,737)        239,770

Putnam Vista Fund Class A                 (30,614)                 (30,614)      (23,725)        177,422

Baron Asset Fund                          (86,200)                 (86,200)     (106,276)        219,048

Uni-Marts, Inc. Common Stock Fund        (127,242)                (127,242)     (182,986)        518,326
                                       ----------     ------    ----------      --------      ----------
          TOTAL                       ($1,307,748)      $0     ($1,307,748)    ($783,960)     $4,504,045
                                       ==========     ======     =========      ========      ==========
See notes to financial statements.

UNI-MARTS, INC.                                                                                                         Page 1 of 2
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                       Supplementary Information by Fund
                         ---------------------------------------------------------------------------------------------------------
                           NET ASSETS   --------------------------------------------Additions-------------------------------------
                         AVAILABLE FOR                                          Net Apprecitaion
                           BENEFITS,                                 Interest    (Depreciation)
                           BEGINNING    Participant    Employer    and Dividend  in Fair Value    Liquidation Interfund   Total
                            OF YEAR    Contributions Contributions    Income     of Plan Assets    Transfers  Transfers Additions
                         ------------- ------------- ------------- ------------ ----------------- ----------- --------- ----------
Money Market Fund             $572,824                                   $3,593                    ($495,341) ($79,833) ($571,581)

Government Income Fund         655,707                                    2,616         ($799)      (657,463)      (61)  (655,707)

Capital Growth Fund          1,586,685                                       13         3,221     (1,589,949)       30 (1,586,685)

High Income Fund               563,707                                    2,577        (1,707)      (564,577)            (563,707)

Conservative Lifeystyle Option               $14,579                      4,953         2,662         76,409     6,436    105,039

More Moderate Lifestyle Option                20,304                     11,480        15,097        179,763    14,125    240,769

Moderate Lifestyle Option                    118,094                     46,968        89,549        716,021    48,619  1,019,251

Aggressive Lifestyle Option                  101,731                     38,596       121,538        715,056   (10,089)   966,832

Very Aggressive Lifestyle Option              30,928                      3,280        20,266         67,861    20,541    142,876

Spartan Money Market
   (Loan Account)                                                         6,813             0              0   109,558    116,371

Fidelity Cash Reserves Fund                   25,826                     10,477             0        383,112  (142,958)   276,457

Bernstein Intermediate
   Duration Fund                               7,523                      2,159           601         31,708     4,198     46,189

Vanguard Asset Allocation Fund                18,014                     21,289        41,766        217,822    15,905    314,796

Fidelity Growth & Income Fund                 32,862                     20,834        93,169        339,651     3,904    490,420

Janus Worldwide Fund                          22,542                     10,863        42,477        157,912    41,839    275,633

Vanguard U.S. Growth Fund                     22,067                     15,148        36,252        186,591     4,797    264,855

Putnam Vista Fund Class A                     16,686                     10,194        29,089        166,853   (15,348)   207,474

Baron Asset Fund                              27,435                        400        81,096        224,581     2,304    335,816

Uni-Marts, Inc. Common
   Stock Fund                1,088,524        32,790       $126,480        7,156     (312,633)      (156,010)  (23,967)  (326,184)
                            ----------      --------       --------     --------     --------        -------    ------ ----------
          TOTAL             $4,467,447      $491,381       $126,480     $219,409     $261,644             $0        $0 $1,098,914
                            ==========      ========       ========     ========     ========        =======    ====== ==========
See notes to financial statements.

UNI-MARTS, INC.                                                                 Page 2 of 2
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
-------------------------------------------------------------------------------------------------------
                                               Supplementary Information by Fund
                                    ----------------------------------------------------
                                                                                            NET ASSETS
                                    --------------Deductions--------------   (Decrease)   AVAILABLE FOR
                                     Payments to                   Total     Increase in    BENEFITS,
                                    Beneficiaries      Other    Deductions   Net Assets    END OF YEAR
                                    -------------    --------   ----------   -----------  -------------
Money Market Fund                                    ($1,243)     ($1,243)    ($572,824)             $0

Government Income Fund                                                  0      (655,707)              0

Capital Growth Fund                                                     0    (1,586,685)              0

High Income Fund                                                        0      (563,707)              0

Conservative Lifeystyle Option           ($10,472)                (10,472)       94,567          94,567

More Moderate Lifestyle Option             (2,665)                 (2,665)      238,104         238,104

Moderate Lifestyle Option                 (23,957)                (23,957)      995,294         995,294

Aggressive Lifestyle Option               (64,800)                (64,800)      902,032         902,032

Very Aggressive Lifestyle Option             (281)                   (281)      142,595         142,595

Spartan Money Market  (Loan Account)                                    0       116,371         116,371

Fidelity Cash Reserves Fund               (61,199)                (61,199)      215,258         215,258

Bernstein Intermediate Duration Fund       (1,621)                 (1,621)       44,568          44,568

Vanguard Asset Allocation Fund             (4,814)                 (4,814)      309,982         309,982

Fidelity Growth & Income Fund              (6,463)                 (6,463)      483,957         483,957

Janus Worldwide Fund                      (10,646)                (10,646)      264,987         264,987

Vanguard U.S. Growth Fund                 (12,348)                (12,348)      252,507         252,507

Putnam Vista Fund Class A                  (6,327)                 (6,327)      201,147         201,147

Baron Asset Fund                          (10,492)                (10,492)      325,324         325,324

Uni-Marts, Inc. Common Stock Fund         (61,028)                (61,028)     (387,212)        701,312
                                         --------     ------     --------      --------      ----------
          TOTAL                         ($277,113)   ($1,243)   ($278,356)     $820,558      $5,288,005
                                         ========     ======     ========      ========      ==========
See notes to financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1996
---------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    --------------------------------------------------------------
                                                                                        Uni-Marts,
                                                                                           Inc.
                                      Money      Government    Capital        High        Common
                                      Market       Income       Growth       Income       Stock        Total
                                       Fund         Fund         Fund         Fund         Fund

NET ASSETS AVAILABLE FOR BENEFITS,
   BEGINNING OF YEAR                 $667,024     $570,876    $1,250,714    $453,116     $849,414    $3,791,144
                                     --------     --------    ----------    --------   ----------    ----------
ADDITIONS:
   Participant Contributions           79,445       60,281       124,149      53,502       70,602       387,979
   Employer Contributions                                                                 113,641       113,641
   Interest and dividend income        30,421       39,924       133,891      42,192       15,018       261,446
   Net appreciation (depreciation)
    in fair value of plan assets      (15,122)     114,239         3,125     156,720      258,962
   Interfund transfers               (137,004)      49,394        40,067      61,000      (13,457)            0
                                     --------     --------    ----------   ---------   ----------   -----------
          Total additions             (27,138)     134,477       412,346     159,819      342,524     1,022,028
                                     --------     --------    ----------   ---------   ----------   -----------
DEDUCTIONS:
   Payments to beneficiaries          (67,025)     (49,646)      (76,375)    (49,228)    (103,414)     (345,688)
   Other                                  (37)                                                              (37)
                                     --------     --------    ----------   ---------   ----------   -----------
          Total deductions            (67,062)     (49,646)      (76,375)    (49,228)    (103,414)     (345,725)
                                     --------     --------    ----------   ---------   ----------   -----------
(DECREASE) INCREASE IN NET ASSETS     (94,200)      84,831       335,971     110,591      239,110       676,303
                                     --------     --------    ----------   ---------   ----------   -----------
NET ASSETS AVAILABLE FOR BENEFITS,
   END OF YEAR                       $572,824     $655,707    $1,586,685   $563,707    $1,088,524    $4,467,447
                                     ========     ========    ==========   =========   ==========   ===========

See notes to financial statements


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
------------------------------------------------------------------------

1.   THE PLAN

     Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan"), a defined contribution plan, was established October 1, 1983 to include all full-time employees of the former parent of Uni-Marts, Inc. and certain of its subsidiaries and related companies. Effective October 1, 1987, the Plan was amended and restated to include only the employees of Uni-Marts, Inc. and its affiliates (the "Company"). The assets of the Plan attributable to employees of the former parent and related companies were spun off from the
     Plan effective the date of the amendment.   Uni-Marts, Inc. is the
     Trustee of the Plan.

     The following is a summary description of the Plan. Participants should refer to the Plan document for a complete description of the Plan. Employees are eligible to participate after attainment of age 21, and completion of at least 1,000 hours of service in one eligibility computation period. Employees whose wages and conditions of employment are subject to agreement with a collective bargaining agent are not eligible to participate unless provided by the collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     All eligible employees may direct the Company to contribute from 1% to 3% of their compensation to the Plan on their behalf as a basic contribution. An additional amount up to 12% of compensation may be deposited as a supplemental contribution. Total individual employee contributions may not exceed IRS imposed limits as provided in the Plan. The Company will make matching contributions equal to $.50 for each $1.00 of basic contribution and may make an optional contribution at the discretion of the Board of Directors. No optional contributions were made in the Plan years 1998, 1997 and 1996. Each participant has at all times a 100% nonforfeitable interest in their account balance.

     Each employee directs that his/her contribution be invested and reinvested in one or more of the investment funds selected by the Trustee and/or in the Company's common stock. The Trustee determines how all amounts credited to a member's optional contribution account, if any, will be invested. All income, expenses, gains or losses attributable to assets held in each investment fund are reflected therein exclusively.

     Participants' accounts may be withdrawn upon separation from the Company, death, disability or retirement (regular - age 65; early - age 55). Withdrawals, except for hardship withdrawals, are distributed in lump sums, including earnings. A participant may request a loan or apply for a hardship withdrawal in accordance with the provisions of the Plan. The Company has the right to terminate the Plan subject to the provisions of ERISA.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   ADMINISTRATION OF THE PLAN

     The Company is the administrator of the Plan. All fees related to the Plan's administration and recordkeeping are paid by the Company and therefore are not reported as an expense of the Plan.

3.   INVESTMENTS

     Investments representing units of funds maintained by diversified, open-end management investment companies are stated at fair value as determined by published market prices. Uni-Marts, Inc. common stock is valued at the closing market price. Income and expenses relating to these investments are recorded on the accrual basis of accounting.

     Following is a brief description of the nine funds in which the Plan was invested as of September 30, 1998

     FIDELITY CASH RESERVES FUND. Money market fund which seeks as high a level of current income as is consistent with preservation of capital and liquidity. The fund invests in high quality U.S. dollar denominated money market instruments of U.S. and foreign issuers; yield will fluctuate.

     BERNSTEIN INTERMEDIATE DURATION FUND. Government/corporate bond fund which seeks total return consistent with safety of principal. The fund invests at least 65% of assets in fixed-income securities rated AA or higher. The fund normally maintains an effective duration of three to six years.

     VANGUARD ASSET ALLOCATION FUND. Asset allocation/balanced fund which seeks total return. The fund allocates among a common-stock portfolio, a bond portfolio, and money market instruments. It varies its mix according to the relative attractiveness of the asset classes. There is no limitation as to the amount of assets in each class.

     FIDELITY GROWTH & INCOME FUND. Large value stock fund which seeks long-term growth, current income, and growth of income consistent with reasonable investment risk. The fund invests primarily in dividend-paying common stocks with growth potential. However, some common stock selections may be made in securities not paying dividends.

     JANUS WORLDWIDE FUND. International/world stock fund which seeks long-term growth of capital consistent with preservation of capital. The fund invests primarily in foreign and domestic common stocks. Its portfolio is usually spread across at least five different countries, including the United States, though at times it may invest in a single country.

     VANGUARD U.S. GROWTH FUND. Large growth stock fund which seeks capital appreciation; income is incidental. The fund invests primarily in common stocks and convertible securities issued by established U.S. companies.

     PUTNAM VISTA CLASS A FUND. Mid-cap stock fund which seeks capital appreciation. The fund invests primarily in common stocks issued by companies of any size; it may also invest in preferred stocks, debt securities, convertible securities, and warrants.

     BARON ASSET FUND. Aggressive/small growth stock fund which seeks capital appreciation. The fund invests in smaller companies that the advisor believes have undervalued assets or favorable growth prospects.

     UNI-MARTS, INC. COMMON STOCK FUND. Company stock fund which seeks capital appreciation. The stock is traded on the American Stock Exchange. The symbol for the stock is UNI.

     At the discretion of the individual participant, contributions can be allocated among the respective funds described above, or contributions can be managed by Asset & Wealth Services, Inc. through the election of Lifestyle Options. Lifestyle Options are professionally allocated, managed and monitored portfolio investment pools for 401(k) Plans. The Lifestyle Option portfolios are diversified across various asset classes and investment styles. Participants choose an allocation, ranging from Conservative to Very Aggressive, that fits their individual risk and return objectives. The same mutual funds described above are used in the Lifestyle Options.

INVESTMENTS AT SEPTEMBER 30, ARE AS FOLLOWS:

                                          1998         1997
Conservative Lifestyle Option:
   Fidelity Cash Reserves Fund               1,862        7,695
   Bernstein Intermediate Duration Fund     53,773       76,855
   Fidelity Growth & Income Fund             1,403            0
   Vanguard U.S. Growth Fund                 3,771        9,363
                                       ----------   ----------
                                            60,809       93,913
                                        ----------   ----------
More Moderate Lifestyle Option:
   Fidelity Cash Reserves Fund               4,243       42,493
   Bernstein Intermediate Duration Fund     55,123      121,568
   Fidelity Growth & Income Fund            16,309       36,861
   Vanguard U.S. Growth Fund                16,180       36,228
   Baron Asset Fund                          4,292            0
                                        ----------   ----------
                                            96,147      237,150
                                        ----------   ----------
Moderate Lifestyle Option:
   Fidelity Cash Reserves Fund               5,110       79,511
   Bernstein Intermediate Duration Fund    474,679      403,213
   Fidelity Growth & Income Fund           183,387      202,851
   Putnam Vista Fund Class A                85,486      102,536
   Vanguard U.S. Growth Fund               180,079      199,248
   Baron Asset Fund                         29,006            0
                                        ----------   ----------
                                           957,747      987,359
                                        ----------   ----------
                                14

                                           1998         1997
Aggressive Lifestyle Option:
   Fidelity Cash Reserves Fund              18,195       26,556
   Bernstein Intermediate Duration Fund    262,821      270,601
   Fidelity Growth & Income Fund           139,366      135,976
   Putnam Vista Fund Class A                83,845       91,611
   Vanguard U.S. Growth Fund               142,537      133,562
   Baron Asset Fund                        122,863      140,580
   Janus Worldwide Fund                     75,473       92,710
                                        ----------   ----------
                                           845,100      891,596
                                        ----------   ----------
Very Aggressive Lifestyle Option:
   Fidelity Cash Reserves Fund               4,946        6,203
   Bernstein Intermediate Duration Fund     32,292       19,485
   Fidelity Growth & Income Fund            16,040       20,037
   Putnam Vista Fund Class A                 9,420       13,263
   Vanguard U.S. Growth Fund                11,493       13,046
   Baron Asset Fund                         27,282       49,432
   Janus Worldwide Fund                     12,943       13,690
                                        ----------   ----------
                                           114,416      135,156
                                        ----------   ----------
Fidelity Cash Reserves Fund                182,757      213,764
                                        ----------   ----------
Bernstein Intermediate Duration Fund        46,606       44,275
                                        ----------   ----------
Vanguard Asset Allocation Fund             292,081      307,627
                                        ----------   ----------
Spartan Money Market (Loan Account)         50,650       33,624
                                        ----------   ----------
Fidelity Growth & Income Fund              327,393      481,634
                                        ----------   ----------
Janus Worldwide Fund                       246,269      263,454
                                        ----------   ----------
Vanguard U.S. Growth Fund                  237,165      250,963
                                        ----------   ----------
Putnam Vista Fund Class A                  175,697      200,098
                                        ----------   ----------
Baron Asset Fund                           217,892      323,550
                                        ----------   ----------
Uni-Marts, Inc. Common Stock               518,326      701,312
                                        ----------   ----------
Investments                              4,369,055    5,165,475

Participant Loans                           73,294       82,747
                                        ----------   ----------
Total Investments                       $4,442,349   $5,248,222
                                        ==========   ==========

  During 1998, 1997 and 1996, the Plan purchased from Uni-Marts, Inc. 31,872; 28,738 and 23,361 shares of its common stock at a cost of $127,292; $159,270 and $184,243, respectively. For the 1998, 1997 and 1996 Plan years the price paid for the shares was as traded on the American Stock Exchange.

4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

  The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:

                                                    September 30,
                                                 1998            1997
                                                 ----            ----
  Net assets available for benefits per
    the financial statements                  $4,504,045      $5,288,005
  Amount receivable due to overpayment in
          distribution to participant                 50               0
  Amounts allocated to withdrawing
    participants.                            (     9,636)              0
                                              ----------      ----------
  Net assets available for benefits per
    Form 5500                                 $4,494,459      $5,288,005
                                              ==========      ==========

  The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                            Year Ended
                                                           September 30,
                                                               1998
                                                           -------------
  Benefits paid to participants per the
    financial statements                                     $1,307,748
  Add:  Amounts allocated to withdrawing participants
    at September 30, 1998                                         9,636
  Less:  Amounts allocated to withdrawing participants
    at September 30, 1997                                   (         0)
                                                             ----------
  Benefits paid to participants per Form 5500                $1,317,384
                                                             ==========

                                                            Year Ended
                                                           September 30,
                                                               1997
                                                           -------------
  Benefits paid to participants per the
    financial statements                                     $  277,113
  Add:  Amounts allocated to withdrawing participants
    at September 30, 1997                                             0
  Less:  Amounts allocated to withdrawing participants
    at September 30, 1996                                   (         0)
                                                             ----------
  Benefits paid to participants per Form 5500                $  277,113
                                                             ==========

                                                            Year Ended
                                                           September 30,
                                                               1996
                                                           -------------
  Benefits paid to participants per the
    financial statements                                     $  345,688
  Add:  Amounts allocated to withdrawing participants
    at September 30, 1996                                             0
  Less:  Amounts allocated to withdrawing participants
    at September 30, 1995                                   (         0)
                                                             ----------
  Benefits paid to participants per Form 5500                $  345,688
                                                             ==========

  Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to September 30 but not yet paid as of that date.


5.   TAX STATUS

  The trust established under the Plan to hold the Plan's assets is qualified pursuant to the appropriate section of the Internal Revenue Code (IRC), and, accordingly, the trust's net investment income is exempt from income taxes. The Plan obtained its latest determination letter on September 9, 1993, in which the IRS stated that the Plan, as then designed, was in compliance with the applicable requirements
  of the IRC.  The Plan has been amended since     receiving the
  determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.




























                              *****

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
SEPTEMBER 30, 1998
-------------------------------------------------------------------------------------------------------------------------

                                               DESCRIPTION OF INVESTMENT INCLUDING
                                                MATURITY DATE, RATE OF INTEREST,                                  CURRENT
IDENTITY OF ISSUE                               COLLATERAL, PAR OR MATURITY VALUE                    COST          VALUE

Spartan Money Market (Loan Account)     Money Market Account, 50,650 shares                         $50,650       $50,650
Fidelity Cash Reserves Fund             Money Market Account, 217,113 shares                        217,113       217,113
Bernstein Intermediate Duration         FundGovernment/Corporate Bond Mutual Fund, 68,591 shares       *          925,295
Vanguard Asset Allocation Fund          Asset Allocation/Balanced Mutual Fund, 12,755 shares           *          292,081
Fidelity Growth & Income Fund           Large Value Stock Mutual Fund, 17,708 shares                   *          683,899
Janus Worldwide Fund                    International/World Stock Mutual Fund, 8,465 shares            *          334,685
Vanguard U.S. Growth Fund               Large Growth Stock Mutual Fund, 18,355 shares                  *          591,223
Putnam Vista Fund Class A               Mid-Cap Stock Mutual Fund, 30,929 shares                       *          354,447
Baron Asset Fund                        Aggressive/Small Growth Stock Mutual Fund, 10,043 shares       *          401,336
Uni-Marts, Inc.** Common Stock          Company Common Stock, 165,864 shares                        554,172       518,326
Employee Loans Receivable               Maturing 1998 - 2010, interest from 7% to 8.5%               73,294        73,294
                                                                                                               ----------
Total                                                                                                          $4,442,349
                                                                                                               ==========

*Cost information is not available.

**Indicates party-in-interest to the Plan



UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

YEAR ENDED SEPTEMBER 30, 1998
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                      CURRENT VALUE
                                                                           EXPENSE                     OF ASSET ON
    IDENTITY OF                                 PURCHASE     SELLING    INCURRED WITH     COST OF      TRANSACTION      NET GAIN
   PARTY INVOLVED      DESCRIPTION OF ASSET       PRICE       PRICE      TRANSACTION       ASSET          DATE           (LOSS)
  Uni-Marts, Inc.        Uni-Marts, Inc.         Various       N/A           None         $127,292      $127,292           N/A
                           common stock


                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


     UNI-MARTS, INC.
     RETIREMENT SAVINGS & INCENTIVE PLAN



     /S/ J. KIRK GALLAHER
     ------------------------------------
     J. Kirk Gallaher
     Executive Vice President

                            EXHIBIT INDEX


                                                         Page(s)

23      Consent of Independent Certified Public Accountants.     21

INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in Registration Statement No. 33-9807 of Uni-Marts, Inc. on Form S-8 of our report dated December 10, 1998, appearing in this Annual Report on Form 11-K of Uni-Marts, Inc. Retirement Savings and Incentive Plan for the year ended September 30, 1998.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 24, 1998